UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
ATS Medical, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-18062

Minnesota	41-1595629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
3905 Annapolis Lane North, Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 552-7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 29, 2010, ATS Medical, Inc. (“ATS Medical”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2010, with Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Pilgrim Merger Corporation, a Minnesota corporation and wholly owned subsidiary of Medtronic (“Merger Sub”), pursuant to which Medtronic will acquire all of the outstanding shares of ATS Medical for the consideration specified therein (the “Merger”). On April 28, 2010, in connection with its approval of the Merger and the Merger Agreement and as required under the terms of the Merger Agreement, the Board of Directors of ATS Medical approved an amendment to ATS Medical’s 1998 Employee Stock Purchase Plan, as amended (the “Plan”), effective following the execution and delivery of the Merger Agreement, to provide that the final purchase period under the Plan would end on April 30, 2010 and that there would be no subsequent purchase periods.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer

Date: May 4, 2010